Exhibit 99.1

For Immediate Release

NEWTEK BUSINESS SERVICES ADDS NEW INDEPENDENT DIRECTOR

New York, N.Y. – July 11, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, today announced that it has added to its board an 8th director. Gordon L. Schroeder will become the 6th independent director to join the Newtek Board of Directors.

From 2005 - 2007, Mr. Schroeder was the Executive Vice President of Human Resources for FISERV, Inc. of Brookfield, Wisconsin. He was responsible to the CEO for leadership training and development, compensation, benefits, payroll, acquisition assessment and integration. FISERV is a Fortune 500 Global leader in transaction based technology solutions with $4.2 billion in revenues, 220 locations, 17,000 clients and 22,500 employees.

From 2004 – 2005, Mr. Schroeder was Senior Vice President – Global Human Resources and Leadership Development for Maritz, Inc,. Prior to that, Mr. Schroeder worked at GE Capital, where he was Senior Vice President, Human Resources – GE Capital Equipment Management and Vice President, Human Resources – GE Capital Information Technology Solutions, Europe.

Mr. Schroeder has a Master’s Degree in Education Administration from North Dakota State University and a Bachelor’s Degree from Valley City State College. He has taken extensive Six Sigma training from the GE Center for Learning and Organization Excellence.

Barry Sloane CEO and Chairman of the Board said “When the opportunity arose to invite Gordon on our Board of Directors, we reacted quickly. Gordon brings to our Board tremendous knowledge, training and experience that a fast growing company like Newtek needs. His structural, organizational, and Human Resource background will be extremely valuable into helping Newtek grow and organize itself into the large organization that it aims to become. Hiring, training, recruitment and developing leadership in management are truly key corporate goals being stressed in 2007 and Gordon’s addition to our Board will help the company in succeeding in its mission to become a major factor in its market.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek™ brand. According to the U.S. Small Business Administration there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filling

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com